UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 18, 2022

Avenue Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38114 (Commission File Number)	47-4113275 (IRS Employer Identification No.)

2 Gansevoort Street, 9th Floor

New York, New York 10014

(Address of Principal Executive Offices)

(781) 652-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Exchange Name
Common Stock	ATXI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).          ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On October 18, 2022, Avenue Therapeutics, Inc. (the “Company”) was formally notified by The Nasdaq Stock Market LLC ("Nasdaq") that the Company has evidenced compliance with the $1.00 bid price and $2.5 million stockholders’ equity requirements for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rules 5550(a)(2) (the “Bid Price Requirement”) and 5550(b)(1) (the “Stockholders’ Equity Requirement” and, together with the Bid Price Requirement, the “Rules”), respectively. Accordingly, the listing matter has been closed.

As previously disclosed, on February 8, 2022, the Company received a letter from Nasdaq’s Listing Qualifications Department (the “Staff”) stating that the Company’s bid price had closed below $1.00 per share for 30 consecutive business days and, as a result, the Company no longer satisfied the Bid Price Requirement. The Company was granted a 180-calendar day grace period to regain compliance with the Bid Price Requirement, which expired on August 8, 2022. Additionally, on May 24, 2022, the Staff notified the Company that it no longer satisfied the Stockholders’ Equity Requirement. The Company submitted its plan to regain compliance with the Stockholders’ Equity Requirement for the Staff’s consideration on July 8, 2022.

On August 9, 2022, the Company received written notice from the Staff indicating that the Staff had determined to delist the Company’s securities based upon the Company’s non-compliance with the Rules, which action would be stayed in the event the Company timely requested a hearing before a Nasdaq Hearings Panel (the “Panel”). The Company timely requested a hearing before the Panel, which took place on September 22, 2022.

On September 29, 2022, the Panel issued a decision granting the Company’s request for continued listing on Nasdaq, through October 31, 2022, to demonstrate compliance with the Stockholders’ Equity Requirement, and through October 6, 2022 to satisfy the Minimum Bid Price Requirement.

The October 18, 2022 correspondence from Nasdaq indicated that the Company has evidenced compliance with the Rules and all other applicable criteria for continued listing on The Nasdaq Capital Market and, accordingly, the listing matter had been closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVENUE THERAPEUTICS, INC.

(Registrant)

Date: October 18, 2022
	By:	/s/ David Jin
David Jin
Interim Principal Financial Officer and Chief Operating Officer